EXHIBIT 5.1

6225 Smith Avenue
Baltimore, Maryland 21209517
www.piperrudnick.com

PHONE FAX	(410) 580-3000 (410) 580-3001

August 3, 2001

TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401

Ladies and Gentlemen:

      We have acted as counsel to TeleCommunication Systems, Inc., a Maryland corporation (the“Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) registering 3,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”) issuable pursuant to the exercise of stock options and other awards previously made or available to be made in the future under the TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan (the “Plan”).

      We have examined copies of the Company’s Amended and Restated Articles of Incorporation, Amended and Restated By-Laws, the Plan, all resolutions adopted by the Company’s Board of Directors relating to the Registration Statement and the Shares and other records and documents that we have deemed necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

      Based on the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

      The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and the Federal laws of the United States of America, and we express no opinion as to any other laws.

      We hereby consent to the filing of the opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Piper Marbury Rudnick & Wolfe LLP